UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2023

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(888) 378-6240
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On November 11, 2023, Mineralys Therapeutics, Inc. (the “Company”) issued a press release announcing its presentation of data from the Target-HTN Phase 2 trial that further defines an endotype-specific targeted approach for treating uncontrolled or resistant hypertension with lorundrostat. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On November 11, 2023, the Company presented data from the Target-HTN Phase 2 trial that further defines an endotype-specific targeted approach for treating uncontrolled or resistant hypertension with lorundrostat, a highly selective aldosterone synthase inhibitor. The data were presented in a poster at the American Heart Association (AHA) Scientific Sessions 2023, which is being held in Philadelphia from November 11th – 13th.
Data previously presented from Target-HTN showed that elevated body mass index (BMI) was predictive of an enhanced reduction in systolic blood pressure (BP) from lorundrostat treatment. The poster presented at the AHA Scientific Sessions 2023 included a new analysis of serum leptin levels among subjects in the trial, which showed that increased BMI was correlated with increased leptin circulation. This is consistent with emerging evidence of a leptin-driven, positive feedback loop between obesity, aldosterone and hypertension.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued on November 11, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)
Forward-Looking Statements
Mineralys Therapeutics cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to, statements regarding: the potential therapeutic benefits of lorundrostat; the Company’s expectation that aldosterone synthase inhibitors with an SGLT2 inhibitor may provide additive clinical benefits to patients; the Company’s expectation that the Advance-HTN and the planned Phase 3 clinical trial of lorundrostat may serve as pivotal trials in any submission of a new drug application (NDA) to the United States Food and Drug Administration (FDA); the Company’s ability to evaluate lorundrostat as a potential treatment for chronic kidney disease or uncontrolled hypertension; the planned future clinical development of lorundrostat and the timing thereof; and the expected timing of commencement and enrollment of patients in clinical trials and topline results from clinical trials. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation: our future performance is dependent entirely on the success of lorundrostat; potential delays in the commencement, enrollment and completion of clinical trials and nonclinical studies; later developments with the FDA may be inconsistent with the feedback from the completed end of Phase 2 meeting, including whether the proposed pivotal program will support registration of lorundrostat which is a review issue with the FDA upon submission of an NDA; our dependence on third parties in connection with manufacturing, research and clinical and nonclinical testing; unexpected adverse side effects or inadequate efficacy of lorundrostat that may limit its development, regulatory approval and/or commercialization; unfavorable results from clinical trials and nonclinical studies; results of prior clinical trials and studies of lorundrostat are not necessarily predictive of future results; our ability to maintain undisrupted business operations due to any pandemic or future public health concerns; regulatory developments in the United States and foreign countries; our reliance on our exclusive license with Mitsubishi Tanabe Pharma to provide us with intellectual property rights to develop and commercialize lorundrostat; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Adam Levy

	Name:	Adam Levy

	Title:	Chief Financial Officer, Chief Business Officer and Secretary